FORM 10f-3

THE BLACKROCK FUNDS

Record of Securities Purchased
Under the Trust's Rule 10f-3 Procedures

1.	Name of Purchasing Portfolio:  BlackRock Bond
Allocation Target Shares: Series S Portfolio (BATSS),
Short Term Bond Portfolio of Short Term Bond Master
Trust (MF-SHORT)
2.	Issuer:    MetLife, Inc. (2014)

3.	Date of Purchase:  08/03/10

4.	Underwriter from whom purchased:  UBS Securities LLC

5.	Name of Affiliated Underwriter (as defined in the
Trust's procedures) managing or participating in syndicate: PNC Capital Markets LLC

a.	List Members of Underwriting Syndicate: Banc of
America Securities LLC, Deutsche Bank Securities
Inc., HSBC Securities (USA) Inc., UBS Securities
LLC, Wells Fargo Securities, LLC, Credit Suisse
Securities (USA) LLC, BNP Paribas Securities Corp.,
Credit Agricole Securities (USA) Inc., RBS
Securities Inc., SG Americas Securities, LLC, PNC
Capital Markets LLC, Scotia Capital (USA) Inc.,
Standard Chartered Bank, Nikko Bank (Luxembourg)
S.A., UniCredit Capital Markets, Inc., U.S. Bank,
National Association, The Williams Capital Group,
L.P., ANZ Securities, Inc., BNY Mellon Capital
Markets, LLC, Mitsubishi UFJ Securities (USA), Inc.,
Lloyds TSB Bank plc, Commerz Markets LLC. Raymond
James & Associates, Inc., Santander Investment
Securities Inc., Loop Capital Markets LLC, Blaylock
Robert Van LLC., Cabrera Capital Markets, LLC,
Guzman & Company, Samuel A. Ramirez & Company, Inc.,
Muriel Siebert & Co., Inc., CastleOak Securities,
L.P., MFR Securities, Inc., Toussaint Capital
Partners, LLC

6. 	Aggregate principal amount purchased (out of total
offering) (if an equity offering, list aggregate number of shares purchased (out of total number of shares offered:

	(BATSS) $870,000 out of $1,000,000,000; (MF-SHORT)
$3,320,000 out of $1,000,000,000

7. 	Aggregate principal amount purchased by funds advised
by BlackRock and any purchases by other accounts with
respect to which BlackRock has investment discretion
(out of the total offering) (if an equity offering,
list aggregate number of shares purchased (out of
total number of shares offered)): $110,000,000 out of
$1,000,000,000

8. 	Purchase price (net of fees and expenses):  $99.867

9. 	Date offering commenced (if different from Date of
Purchase):

10.	Offering price at end of first day on which any sales
were made:

11. 	Have the following conditions been satisfied:
	a.	The securities are part of an issue registered under
      the Securities Act of 1933, as amended, which is being
      offered to the public, or are Eligible Municipal Securities, or are securities sold in an Eligible Foreign Offering
      or are securities sold in an Eligible Rule 144A Offering
      or part of an issue of government securities.                YES

	b.	The securities were purchased prior to the
		end of the first day on which any sales
		were made, at a price that was not more
		than the price paid by each other
		purchaser of securities in that offering
		or in any concurrent offering of the
		securities (except, in the case of an
		Eligible Foreign Offering, for any rights
		to purchase required by laws to be granted
		to existing security holders of the
		Issuer) or, if a rights offering, the
		securities were purchased on or before the
		fourth day preceding the day on which the
		rights offering terminated.	                          YES

	c.	The underwriting was a firm commitment
		underwriting.                                           YES

	d.	The commission, spread or profit was
		reasonable and fair in relation to that
		being received by others for underwriting
		similar securities during the same period.              YES

	e.	In respect of any securities other than
		Eligible Municipal Securities, the issuer
		of such securities has been in continuous
		operation for not less than three years
		(including the operations of predecessors).             YES

f.	Has the affiliated underwriter confirmed
      that it will not receive any direct or indirect
      benefit as a result of BlackRock's participation
      in the offering?                                              YES


Approved by: __Miguel Cota____ Date: _08/25/10______